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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-219841

Prospectus Supplement
(to Prospectus dated August 16, 2017)

Common Stock
1,650,000 Shares
$29.00 per share

We are offering 1,650,000 shares of our common stock at a purchase price of $29.00 per share. Our common stock is listed on the NASDAQ Global Select Market under the symbol "INBK." On September 12, 2017, the last reported sale price of our common stock as reported by NASDAQ was $31.30 per share.

Investing in our common stock involves a high degree of risk. Before making your investment decision, you should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page S-7 of this prospectus supplement, on page 5 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Purchase price	$29.00	$47,850,000
Underwriting discount(1)	$1.45	$2,392,500
Proceeds to us, before expenses	$27.55	$45,457,500

(1)
See "Underwriting" beginning on page S-13 for disclosure regarding the underwriting discount, expenses payable to the underwriters and proceeds to us, before expenses.

The shares of common stock are being offered through the underwriters on a firm commitment basis. We have granted the underwriters a 30-day option to purchase up to an additional 247,500 shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The underwriters expect to deliver the shares of our common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about September 19, 2017, subject to customary closing conditions.

Sole Book-Running Manager

Keefe, Bruyette & Woods
                                                 A Stifel Company

Co-Managers

FIG Partners, LLC	Hovde Group, LLC

The date of this prospectus supplement is September 15, 2017.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

        This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to, updates and changes the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. To the extent information contained in this prospectus supplement and any free writing prospectus is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference herein and therein, you should rely on the information in this prospectus supplement and any free writing prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date will apply and will supersede the earlier statement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-219841) that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under the shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings up to a total amount of $150,000,000. The shelf registration statement became effective on August 16, 2017.

        This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement, any free writing prospectus and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading "Incorporation of Certain Information by Reference." This prospectus supplement contains information about the common stock offered hereby.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        We are not, and the underwriters are not, making offers to sell or solicitations of offers to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified by the actual text of the documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the

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benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus supplement, the accompanying prospectus and any free writing prospectus may contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data that may be presented in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

        When we refer to "First Internet Bancorp," the "Company," "we," "us" and "our" in this prospectus supplement, we mean First Internet Bancorp, an Indiana corporation, and its consolidated subsidiaries, unless the context indicates otherwise. References to "First Internet Bank" or the "Bank" refer to First Internet Bank of Indiana, an Indiana chartered bank and wholly-owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act of 1933, as amended, which we refer to as the "Securities Act," and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We also make available, free of charge, on or through our website (http://www.firstinternetbancorp.com) our annual, quarterly and current reports, proxy statements and other information we file or furnish pursuant the Exchange Act. Please note, however, that we have not incorporated herein any other information by reference from our website, other than the documents listed under the heading "Incorporation of Certain Information by Reference." In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Chief Financial Officer
First Internet Bancorp
11201 USA Parkway
Fishers, Indiana 46037
(317) 532-7900

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35750):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 14, 2017;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on May 3, 2017 and August 3, 2017, respectively;

  •
  Our Current Reports on Form 8-K filed on January 23, 2017, May 17, 2017 and September 15, 2017;

  •
  Portions of our proxy statement for the annual meeting of shareholders held on May 15, 2017 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016; and

  •
  The description of our capital stock contained in our registration statement on Form 10 filed on November 30, 2012, including any subsequently filed amendment or report updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. To obtain copies of these filings, see "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect the Company and to take advantage of the "safe harbor" protection for forward-looking statements afforded by applicable federal securities laws.

        All statements other than statements of historical fact included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized for use in connection with this offering, including any regarding our financial condition, results of operations, plans, objectives, future operations or performance, business strategy, and industry trends, are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as

S-iv

"estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "contemplate," "continue," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future income, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

        Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

  •
  The use of proceeds from any sale of securities by us;

  •
  General economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans;

  •
  Failures of or interruptions in the communication and information systems on which we rely to conduct our business that could reduce our revenues, increase our costs or lead to disruptions in our business;

  •
  Our plans to grow our commercial real estate banking, commercial and industrial banking and public finance loan portfolios, which may carry greater risks of non-payment or other unfavorable consequences;

  •
  Our dependence on capital distributions from the Bank;

  •
  Results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for credit losses or to write-down assets;

  •
  Changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or the Bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;

  •
  Changes in market rates and prices that may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

  •
  Our liquidity requirements could be adversely affected by changes in our assets and liabilities;

  •
  the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;

  •
  Competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

  •
  Execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions;

  •
  The growth and profitability of noninterest or fee income being less than expected;

  •
  the loss of any key members of senior management;

S-v

  •
  The effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies;

  •
  the effect of fiscal and governmental policies of the U.S. federal government; and

  •
  Other risk factors included under the heading "Risk Factors" beginning on page S-7 and appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017.

        We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results, performance or achievements may differ materially from those expressed in or implied by these statements, and we caution you not to place undue reliance on our forward-looking information and statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we authorize for use in connection with this offering, in our most recent Annual Report on Form 10-K and in other reports, filings or documents filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements other than as may be required by applicable law or regulation.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. Before you invest in our common stock, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, including the risks of investing in our securities discussed under the headings "Risk Factors" in this prospectus supplement, in the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein.

 First Internet Bancorp

Overview

        First Internet Bancorp is a bank holding company that conducts its business activities through its wholly-owned subsidiary, First Internet Bank. The Bank was the first state-chartered, Federal Deposit Insurance Corporation ("FDIC") insured Internet bank. Our business model differs from that of a typical community bank. We do not have a conventional brick and mortar branch system, but instead operate through our scalable Internet banking platform.

        We offer a wide range of commercial, small business, consumer and municipal banking products and services. We conduct our consumer and small business deposit operations primarily through online channels on a nationwide basis and have no traditional branch offices. Our residential mortgage products are offered nationwide primarily through an online direct-to-consumer platform and are supplemented with Central Indiana-based mortgage and construction lending. Our consumer lending products are primarily originated on a nationwide basis over the Internet as well as through relationships with dealerships and financing partners.

        Our commercial banking products and services are delivered through a relationship banking model and include commercial real estate ("CRE") banking, commercial and industrial ("C&I") banking and public finance. Through our CRE team, we offer single tenant lease financing on a nationwide basis in addition to traditional investor commercial real estate and construction loans primarily within Central Indiana and adjacent markets. To meet the needs of commercial borrowers and depositors located primarily in Central Indiana, Phoenix, Arizona and adjacent markets, our C&I banking team provides credit solutions such as lines of credit, term loans, owner-occupied commercial real estate loans and corporate credit cards as well as treasury management services. Our public finance team, established in early 2017, provides a range of public and municipal lending and leasing products to government entities on a nationwide basis.

        The Bank commenced banking operations in 1999 and grew organically in the consumer market in its early years by adding new customers, products and capabilities through its Internet-based platform. The Company was incorporated under the laws of the State of Indiana in 2005. In 2006, we acquired all of the outstanding shares of the Bank. In 2007, we acquired Indianapolis-based Landmark Financial Corporation. The acquisition merged Landmark Savings Bank, FSB, into the Bank. The Landmark acquisition added a turnkey retail mortgage lending operation that we then expanded on a nationwide basis through our Internet platform.

        The Bank has two wholly-owned subsidiaries, First Internet Public Finance Corp., which provides a range of public and municipal lending and leasing products to governmental entities throughout the United States and acquires securities issued by state and local governments and other municipalities, and JKH Realty Services, LLC, which manages other real estate owned properties as needed.

        As of June 30, 2017, there were 6,513,577 shares of our common stock, no par value, issued and outstanding, and we had total assets of $2.4 billion, total liabilities of $2.2 billion, and shareholders' equity of $164 million.

        Our principal executive offices are located at 11201 USA Parkway, Fishers, Indiana 46037, and our telephone number is (317) 532-7900. Our website is www.firstinternetbancorp.com. The information on our website is not part of this prospectus supplement and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus supplement or the accompanying prospectus.

SUMMARY HISTORICAL FINANCIAL DATA

        The following tables set forth selected consolidated historical financial and operating data for the periods ended and as of the dates indicated. The selected consolidated financial data presented for the fiscal years ended December 31, 2016, 2015, and 2014 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The selected consolidated financial data presented for the six months ended June 30, 2017 and 2016 is derived from our unaudited interim consolidated financial statements, which are also incorporated by reference into this prospectus supplement and accompanying prospectus. See "Where You Can Find More Information" for more information on accessing the sources of the data set forth below.

        The summary historical financial data should be read in conjunction with the section titled "Capitalization," set forth in this prospectus supplement, as well as our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The selected consolidated financial data presented six months ended June 30, 2017 was prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments necessary to fairly present the data for such periods. The results included here and elsewhere in this prospectus supplement are not necessarily indicative of performance for the full fiscal year or any future period. Average balances have been computed using daily averages.

        We have presented certain information in the table below on a non-GAAP (as defined below) basis. We believe that these non-GAAP ratios, when taken together with the corresponding ratios calculated in accordance with GAAP, provide meaningful supplemental information regarding our performance for the periods presented. Reconciliations for the non-GAAP measures included in the table are provided below.

	Six Months Ended June 30,		Fiscal Year Ended December 31,
Amounts in thousands, except share and per share data and ratios	2017	2016	2016	2015	2014
Income Statement Summary:
Interest income	$37,365	$26,664	$58,899	$41,447	$31,215
Interest expense	12,934	8,217	19,210	10,694	8,928

Net interest income	24,431	18,447	39,689	30,753	22,287
Provision for loan losses	2,357	1,870	4,330	1,946	349

Net interest income after provision for loan losses	22,074	16,577	35,359	28,807	21,938
Noninterest income	4,867	6,288	14,077	10,141	7,174
Noninterest expense	17,621	14,880	31,451	25,283	22,662

Income before income taxes	9,320	7,985	17,985	13,665	6,450
Income tax provision	2,487	2,719	5,911	4,736	2,126

Net income	$6,833	$5,266	$12,074	$8,929	$4,324

Per Share and Share Information:
Net income:
Basic	$1.04	$1.11	$2.32	$1.97	$0.96
Diluted	$1.04	$1.10	$2.30	$1.96	$0.96
Book value per common share	$25.15	$24.52	$23.76	$23.28	$21.80
Tangible book value per common share(1)	$24.43	$23.67	$23.04	$22.24	$20.74
Weighted average common shares outstanding:
Basic	6,565,760	4,757,243	5,211,209	4,528,528	4,497,007
Diluted	6,599,681	4,782,700	5,239,082	4,554,219	4,507,995
Common shares outstanding at end of period	6,513,577	5,533,050	6,478,050	4,481,347	4,439,575

	Six Months Ended June 30,		Fiscal Year Ended December 31,
Amounts in thousands, except share and per share data and ratios	2017	2016	2016	2015	2014
Balance Sheet Data:
Total assets	$2,381,271	$1,702,468	$1,854,335	$1,269,870	$970,503
Cash and cash equivalents	$66,243	$70,008	$39,452	$25,152	$28,289
Loans	$1,698,421	$1,111,622	$1,250,789	$953,859	$732,426
Loans held-for-sale	$27,335	$44,503	$27,101	$36,518	$34,671
Total securities	$508,990	$433,806	$473,371	$213,698	$137,518
Deposits	$1,732,112	$1,388,933	$1,462,867	$956,054	$758,598
Tangible common equity(1)	$159,143	$130,992	$149,255	$99,643	$92,098
Total shareholders' equity	$163,830	$135,679	$153,942	$104,330	$96,785
Performance Ratios:
Return on average assets	0.67%	0.72%	0.74%	0.81%	0.50%
Return on average shareholders' equity	8.72%	9.45%	9.74%	8.89%	4.61%
Return on average tangible common equity(1)	8.99%	9.86%	10.12%	9.33%	4.85%
Net interest margin(2)	2.46%	2.57%	2.49%	2.85%	2.65%
Net interest margin—FTE(2)(3)	2.55%	2.60%	2.53%	2.87%	2.65%
Asset Quality Ratios:
Nonperforming loans to total loans	0.20%	0.51%	0.09%	0.02%	0.04%
Nonperforming assets to total assets	0.33%	0.60%	0.31%	0.37%	0.50%
Nonperforming assets (including troubled debt restructurings) to total assets	0.35%	0.66%	0.35%	0.46%	0.62%
Allowance for loan losses to total loans	0.78%	0.90%	0.88%	0.88%	0.79%
Net charge-offs (recoveries) to average loans outstanding during period	0.02%	0.04%	0.15%	(0.07)%	0.00%
Allowance for loan losses to nonperforming loans	383.8%	177.6%	1,013.9%	5,000.6%	1,959.5%
Capital Ratios:(4)
Total shareholders' equity to assets	6.88%	7.97%	8.30%	8.22%	9.97%
Tangible common equity to tangible assets(1)	6.70%	7.72%	8.07%	7.88%	9.54%
Tier 1 leverage ratio	7.50%	8.08%	8.65%	8.28%	9.87%
Common equity tier 1 capital ratio(5)	9.74%	10.66%	11.54%	10.11%	N/A
Tier 1 capital ratio	9.74%	10.66%	11.54%	10.11%	12.55%
Total risk-based capital ratio	12.68%	12.54%	15.01%	12.25%	13.75%

(1)
Tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, net interest income—FTE and net interest margin—FTE are financial measures not recognized by generally accepted accounting principles ("GAAP"). Our management uses these non-GAAP financial measures to measure the adequacy of our capital and analyze profitability, including our ability to generate earnings on tangible capital invested by our shareholders. These measures are also commonly used by investors when assessing financial institutions; however, these measures are subject to limitations and should not be considered as a substitute for comparable measures calculated in accordance with GAAP. Moreover, the manner in which we calculate these measures may differ from those of other companies reporting measures with similar names. The following table reconciles these non-GAAP financial measures to the most directly comparable GAAP financial measure.

(2)
Net interest margin is net interest income divided by average earnings assets.

(3)
On a fully-taxable equivalent ("FTE") basis assuming a 35% tax rate. Net interest income is adjusted to reflect income from assets such as municipal loans and securities that are exempt from Federal income taxes. This is to recognize the income tax savings that facilitates a comparison between taxable and tax-exempt assets. We believe that it is a standard practice in the banking industry to present net income and net interest margin on a fully-taxable equivalent basis for purposes of providing useful information for peer comparisons.

(4)
Capital ratios are calculated in accordance with regulatory guidelines specified by our primary federal banking regulatory authority.

(5)
Introduced as part of the final implementation of the "Basel III" regulatory capital reforms as of January 1, 2015. Not applicable to periods prior to 2015.

	Six Months Ended June 30,		Fiscal Year Ended December 31,
Amounts in thousands, except share and per share data and ratios	2017	2016	2016	2015	2014
Total equity—GAAP	$163,830	$135,679	$153,942	$104,330	$96,785
Less: goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)

Tangible common equity	$159,143	$130,992	$149,255	$99,643	$92,098

Total assets—GAAP	$2,381,271	$1,702,468	$1,854,335	$1,269,870	$970,503
Less: goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)

Tangible assets	$2,376,584	$1,697,781	$1,849,648	$1,265,183	$965,816

Total common shares outstanding	6,513,577	5,533,050	6,478,050	4,481,347	4,439,575
Book value per common share	$25.15	$24.52	$23.76	$23.28	$21.80
Effect of goodwill	(0.72)	(0.85)	(0.72)	(1.04)	(1.06)

Tangible book value per common share	$24.43	$23.67	$23.04	$22.24	$20.74

Total shareholders' equity to assets	6.88%	7.97%	8.30%	8.22%	9.97%
Effect of goodwill	(0.18)%	(0.25)%	(0.23)%	(0.34)%	(0.43)%

Tangible common equity to tangible assets	6.70%	7.72%	8.07%	7.88%	9.54%

Total average equity—GAAP	$158,030	$112,096	$124,023	$100,428	$93,796
Less: goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)

Average tangible common equity	$153,343	$107,409	$119,336	$95,741	$89,109

Return on average shareholders' equity	8.72%	9.45%	9.74%	8.89%	4.61%
Effect of goodwill	0.27%	0.41%	0.38%	0.44%	0.24%

Return on average tangible common equity	8.99%	9.86%	10.12%	9.33%	4.85%

Net interest income	$24,431	$18,447	$39,689	$30,753	$22,287
Adjustments:
Fully-taxable equivalent adjustment(1)	849	213	708	146	32

Net interest income—FTE	$25,280	$18,660	$40,397	$30,899	$22,319

Net interest margin	2.46%	2.57%	2.49%	2.85%	2.65%
Effect of fully-taxable equivalent adjustments(1)	0.09%	0.03%	0.04%	0.02%	0.00%

Net interest margin—FTE	2.55%	2.60%	2.53%	2.87%	2.65%

(1)
Assuming a 35% tax rate

The Offering

Issuer	First Internet Bancorp
Securities offered	1,650,000 shares of common stock
Offering price	$29.00 per share
Underwriters' option to purchase additional shares	247,500 shares of common stock
Common shares outstanding after completion of the offering	8,163,577 shares of common stock (or 8,411,077 shares of common stock if the underwriters' option to purchase additional shares is exercised in full)(1)
Use of proceeds
We intend to use the net proceeds generated by this offering for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repayment of indebtedness, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. For additional information, see "Use of Proceeds" in this prospectus supplement.
Dividends
We began paying quarterly cash dividends in the first quarter of 2013. Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our common stock will be made by our Board of Directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our Board of Directors deems relevant. For additional information, see "Dividend Policy" in this prospectus supplement.
Trading market	Our common stock is listed on the NASDAQ Global Select Market.
Trading symbol	INBK
Risk factors
An investment in our common stock involves a high degree of risk. You should carefully read and consider the information set forth in the section entitled "Risk Factors" in this prospectus supplement and under the same heading in the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and in any other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in our common stock.

(1)
The number of shares of our common stock outstanding after this offering is based on 6,513,577 shares outstanding as of September 12, 2017. The number of shares of our common stock outstanding as of that date excludes (a) 149,754 shares of common stock that may be issued pursuant to outstanding and future awards under our Directors' Deferred Stock Plan (under which our Board of Directors ceased granting new awards in 2013) and (b) 546,817 shares of common stock that may be issued pursuant to outstanding and future awards under our 2013 Equity Incentive Plan. See "Price Range of Common Stock and Dividends" below for additional information regarding our "at-the-market" equity offering program.

Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional shares with respect to this offering.

RISK FACTORS

        An investment in our common stock involves significant risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the common stock is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Risks Relating to Our Common Stock and This Offering

There is a limited trading market for our common stock and you may not be able to resell your shares.

        Our common stock began trading on the NASDAQ Capital Market on February 22, 2013. We have since completed several offerings of our common stock and our securities have been listed on the NASDAQ Global Select Market since September 30, 2016. However, trading remains relatively limited. Although we expect that a more liquid market for our common stock will develop, we cannot guarantee that you would be able to resell shares of our common stock at an attractive price or at all.

The market price of our common stock can be volatile and may decline.

        Securities that are not heavily traded can be more volatile than stock trading in an active market. Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly and may decline in response to a variety of factors including:

  •
  Actual or anticipated variations in quarterly results of operations;

  •
  Developments in our business or the financial sector generally;

  •
  Recommendations by securities analysts;

  •
  Operating and stock price performance of other companies that investors deem comparable to us;

  •
  News reports relating to trends, concerns and other issues in the financial services industry;

  •
  Perceptions in the marketplace regarding us or our competitors;

  •
  New technology used or services offered by competitors;

  •
  Significant acquisitions or business combinations, strategic partnerships, joint venture or capital commitments by or involving us or our competitors;

  •
  Failure to integrate acquisitions or realize anticipated benefits from acquisitions;

  •
  Regulatory changes affecting our industry generally or our business or operations; or

  •
  Geopolitical conditions such as acts or threats of terrorism or military conflicts.

        General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results. We urge you to obtain current market quotations for our common stock when you consider investing in our common stock.

This offering will dilute the ownership percentage of our existing shareholders and the ownership of our common stock may change significantly.

        We are offering 1,650,000 shares (or 1,897,500 shares if the underwriters' option to purchase additional shares is exercised in full) of our common stock in this offering. Upon the successful completion of this offering, the ownership percentage of existing shareholders will be diluted unless they purchase shares in the offering in an amount proportional to their existing ownership. As a result, following this offering, a significant portion of our common stock may be held by individuals and institutions whose interests may differ from our current shareholders. In addition, one or more individuals or institutions may seek to acquire a significant percentage of ownership in our common stock in the offering, subject to any applicable regulatory approvals. Those shareholders may have interests that differ from those of our current shareholder base, and they may vote in a way with which our current shareholders disagree.

We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds may not yield a favorable return on your investment.

        We expect to use the net proceeds of this offering for general corporate purposes, which may include, among other things, contributing capital to the Bank, reducing or redeeming existing debt, funding loans and purchasing investment securities through the Bank. We may also use the net proceeds to fund acquisition opportunities, although we have no present plans in that regard. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. In addition, we may not use the proceeds of this offering effectively or in a manner that increases our market value or enhances our profitability. We have not established a timetable for the effective deployment of the proceeds, and we cannot predict how long it will take to deploy the proceeds. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower yields than we generally earn on loans, potentially adversely affecting our net interest yield and our net interest margin.

Federal banking laws limit the acquisition and ownership of our common stock.

        Because we are a bank holding company, any purchaser of certain specified amounts of our common stock may be required to file a notice with or obtain the approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended. Specifically, under regulations adopted by the Federal Reserve, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve before acquiring 5% or more of our common stock and (2) any person may be required to file a notice with and not be disapproved by the Federal Reserve to acquire 10% or more of our common stock and will be required to file a notice with and not be disapproved by the Federal Reserve to acquire 25% or more of our common stock.

Anti-takeover provisions could negatively impact our shareholders.

        Provisions of Indiana law and provisions of our articles of incorporation could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. We are subject to certain anti-takeover provisions under the Indiana Business Corporation Law. Additionally, our articles of incorporation authorize our Board of Directors to issue one or more classes or series of preferred stock without shareholder approval and such preferred stock could be issued as a defensive measure in response to a takeover proposal.

        Although these provisions do not preclude a takeover, they may have the effect of discouraging, delaying or deferring a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions will also render the removal of the board of directors and of management more difficult and, therefore, may serve to perpetuate current management. These provisions could potentially adversely affect the market price of our common stock.

Our shares of common stock are not an insured deposit and as such are subject to loss of entire investment.

        The shares of our common stock are not a bank deposit and are not insured or guaranteed by the FDIC or any other government agency. Your investment is subject to investment risk and you must be capable of affording the loss of your entire investment.

If we were to issue preferred stock or debt securities or undertake other debt financing, the rights of holders of our common stock and the value of such common stock could be adversely affected.

        Our Board of Directors is authorized to issue classes or series of preferred stock and senior or subordinated debt securities or other debt financing, without any action on the part of our shareholders. The Board of Directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon the liquidation, dissolution or winding-up of our business and other terms. Debt securities or other debt financing may be unsecured or secured by any or all of our assets. If we issue preferred stock or debt securities, or incur other indebtedness, that has a preference over our common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the value of our common stock would be adversely affected.

We may issue additional shares of common or preferred stock in the future, which could dilute existing shareholders.

        Our articles of incorporation authorize our Board of Directors, generally without shareholder approval, to, among other things, issue additional shares of common stock up to a total of forty-five million shares or up to five million shares of preferred stock. The issuance of any additional shares of common or preferred stock could be dilutive to a shareholder's ownership of our common stock. To the extent that currently outstanding options or warrants to purchase our common stock are exercised, or to the extent that we issue additional options or warrants to purchase our common stock in the future and the options or warrants are exercised, our shareholders may experience further dilution. In addition, we may issue preferred stock that is convertible into shares of our common stock, and upon conversion would result in our common shareholders' ownership interest being diluted. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, shareholders may not be permitted to invest in future issuances of common or preferred stock. We and the Bank are required by federal and state regulatory authorities, as applicable, to maintain adequate levels of capital to support our operations. Accordingly, regulatory requirements and/or deterioration in our asset quality may require us to sell common stock to raise capital under circumstances and at prices which result in substantial dilution.

If we default on our outstanding indebtedness, we will be prohibited from paying dividends or distributions on our common stock.

        As of June 30, 2017, we had $38 million aggregate principal amount of indebtedness outstanding, consisting of a subordinated debenture in the principal amount of $3.0 million scheduled to mature in 2021, a term loan in the principal amount of $10.0 million scheduled to mature in 2025 and $25.0 million aggregate principal amount of 6.0% Fixed-to-Floating Rate Subordinate Notes due 2026. The agreements under which our indebtedness was issued prohibit us from paying any dividends on our common stock or making any other distributions to our shareholders at any time when there shall have occurred and be continuing an event of default under the applicable agreement.

        Events of default generally consist of, among other things, our failure to pay any principal or interest on the subordinated debenture or subordinated notes, as applicable, when due, our failure to comply with certain agreements, terms and covenants under the agreement (without curing such default following notice), and certain events of bankruptcy, insolvency or liquidation relating to us.

        If an event of default were to occur and we did not cure it, we would be prohibited from paying any dividends or making any other distributions to our shareholders or from redeeming or repurchasing any of our common stock, which would likely have a material adverse effect on the market value of our common stock. Moreover, without notice to or consent from the holders of our common stock, we may enter into additional financing arrangements that may limit our ability to purchase or to pay dividends or distributions on our common stock.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale in this offering of 1,650,000 shares of common stock at a purchase price of $29.00 per share, after underwriting discounts and estimated expenses, will be approximately $44.8 million. We estimate that the net proceeds to us will be approximately $51.6 million if the underwriters exercise in full their option to purchase up to 247,500 additional shares.

        We intend to use the net proceeds generated by this offering for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repayment of indebtedness, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. We do not have any immediate plans, arrangements or understandings relating to any material acquisition.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds.

        Pending the uses described above, we plan to invest the net proceeds from this offering in cash or cash equivalents. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower yields than we generally earn on loans, potentially adversely affecting our net interest yield and our net interest margin.

CAPITALIZATION

        The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2017 on (i) an actual basis and (ii) an as adjusted basis to give effect to this offering.

        This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management's Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2017
(dollars in thousands)	Actual	As Adjusted(1)
	(unaudited)
Liabilities:
Total Deposits	$1,732,112	$1,732,112
Advances from Federal Home Loan Bank	435,183	435,183
Outstanding subordinated debt, net of unamortized discounts and debt issuance costs of $1,348	36,652	36,652
Accrued interest payable	210	210
Accrued expenses and other liabilities	13,284	13,284

Total Liabilities	2,217,441	2,217,441
Shareholders' equity:
Preferred stock, no par value; 4,913,779 shares authorized; issued and outstanding—none	$—	$—
Voting common stock, no par value; 45,000,000 shares authorized; 6,513,577 shares issued and outstanding and 8,163,577 shares issued and outstanding as adjusted(2)	119,883	164,683
Nonvoting common stock, no par value; 86,221 shares authorized; issued and outstanding—none	—	—
Retained earnings	49,738	49,738
Accumulated other comprehensive loss	(5,791)	(5,791)

Total shareholders' equity	$163,830	$208,630

Total liabilities and shareholders' equity	$2,381,271	$2,426,071

Capital Ratios(3):
Total shareholders' equity to assets	6.88%	8.60%
Tier 1 leverage ratio(4)	7.50%	9.53%
Common equity tier 1 capital ratio	9.74%	12.38%
Tier 1 capital ratio	9.74%	12.38%
Total risk-based capital ratio	12.68%	15.33%

(1)
Excludes any proceeds that may be received from the 30-day option granted by us to the underwriters to purchase up to an additional 247,500 shares of common stock.

(2)
The number of shares of our common stock outstanding after this offering is based on 6,513,577 shares outstanding as of June 30, 2017. The number of shares of our common stock outstanding as of that date excludes (a) 149,754 shares of common stock that may be issued pursuant to outstanding and future awards under our Directors' Deferred Stock Plan (under which our Board of Directors ceased granting new awards in 2013) and (b) 546,971 shares of common stock that may be issued pursuant to outstanding and future awards under our 2013 Equity Incentive Plan. See "Price Range of Common Stock and Dividends" below for additional information regarding our "at-the-market" equity offering program.

(3)
The as adjusted calculations for the risk-based capital ratios assume that the net proceeds from this offering are invested in assets that carry a 0% risk weighting as of June 30, 2017.

(4)
Tier 1 leverage ratio is defined as Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets for the quarter ended June 30, 2017. The as adjusted calculations assume that the proceeds from the offering would have been received on June 30, 2017.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "INBK." On September 12, 2017, the last reported sale price of our common stock as reported by NASDAQ was $31.30 per share. As of the same date, we had 6,513,577 shares of common stock issued and outstanding, and there were 134 holders of record of our common stock.

        On May 6, 2016, we and the Bank entered into a Sales Agency Agreement with Sandler O'Neill & Partners, L.P. to sell shares of our common stock having an aggregate gross sales price of up to $25,000,000, from time to time, through an "at-the-market" equity offering program. As of September 12, 2017, a total of 139,811 shares had been issued under the program for gross proceeds of approximately $3.4 million.

        The following table sets forth, for the periods indicated, the high and low intraday sales prices per share of our common stock as reported on the NASDAQ Global Select Market and the cash dividends declared per share of our common stock.

	Share Prices		Cash Dividends Declared per Share
	High	Low
2017
Third Quarter ended September 30, 2017 (through September 12, 2017)	$33.35	$27.25	$—
Second Quarter ended June 30, 2017	30.45	25.48	0.06
First Quarter ended March 31, 2017	32.15	28.15	0.06
2016
Fourth Quarter ending December 31, 2016	$33.00	$22.82	$0.06
Third Quarter ended September 30, 2016	25.38	22.12	0.06
Second Quarter ended June 30, 2016	27.00	22.01	0.06
First Quarter ended March 31, 2016	28.63	22.41	0.06
2015
Fourth Quarter ended December 31, 2015	$33.00	$26.26	$0.06
Third Quarter ended September 30, 2015	39.76	24.05	0.06
Second Quarter ended June 30, 2015	25.70	18.01	0.06
First Quarter ended March 31, 2015	19.00	14.25	0.06

DIVIDEND POLICY

        We began paying quarterly cash dividends on our common stock in the first quarter of 2013, and we expect to continue to pay dividends on a quarterly basis; however, the declaration and amount of any future cash dividends will be subject to the sole discretion of our Board of Directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors deemed relevant by our Board of Directors.

        The agreements under which our outstanding indebtedness was issued prohibit us from paying any dividends or to make any other distributions to our shareholders at any time when there shall have occurred and be continuing an event of default under the applicable agreement. If an event of default were to occur and we did not cure it, we would be prohibited from paying any dividends or making any other distributions to our shareholders or from redeeming or repurchasing any of our common stock.

        Because we are a holding company and do not engage directly in business activities of a material nature, our ability to pay dividends to our shareholders depends, in large part, upon our receipt of dividends from the Bank, which is also subject to numerous limitations on the payment of dividends under federal and state banking laws, regulations and policies.

        The present and future dividend policy of the Bank is subject to the discretion of the Board of Directors of the Bank. The Bank is not obligated to pay dividends to us.

UNDERWRITING

        We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering. Subject to the terms and conditions set forth in the underwriting agreement, dated September 15, 2017, between us and Keefe, Bruyette & Woods, Inc. as representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Keefe, Bruyette & Woods, Inc.	990,000
FIG Partners, LLC	330,000
Hovde Group, LLC	330,000

        Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell the underwriters, at the purchase price less the underwriting discount set forth on the cover page of this prospectus supplement, all of the shares of common stock being offered by this prospectus supplement. The underwriting agreement provides that the underwriters' obligations are several, which means that each underwriter is required to purchase a specific number of shares of our common stock, but is not responsible for the commitment of any other underwriter. The underwriting agreement provides that the underwriters' obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the representations and warranties made by us are true and agreements have been performed;

  •
  there is no material adverse change in the financial markets or in our business; and

  •
  we deliver customary closing documents.

        Subject to these conditions, the underwriters are committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are purchased.

        We have granted the underwriters a 30-day option to purchase up to an additional 247,500 shares of common stock at the purchase price price less the underwriting discount. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage thereof which the number of common shares to be purchased by it shown in the above table bears to the total number of common shares offered hereby.

        The shares of common stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on an assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

Discounts and Expenses

        The underwriters have offered our common stock to identified purchasers at the purchase price set forth on the cover page of this prospectus supplement and may offer our common stock to selected dealers at such price less a selling concession not in excess of $0.87 per share. The underwriters may allow, and any selected dealers may reallow, a concession not in excess of $0.10 per share to certain brokers and dealers.

        The following table shows the per-share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses.

	Per Share	Total Without Over-Allotment Exercise	Total With Full Over-Allotment Exercise
Purchase price	$29.00	$47,850,000	$55,027,500
Underwriting discount	$1.45	$2,392,500	$2,751,375
Proceeds to us (before expenses)	$27.55	$45,457,500	$52,276,125

        We estimate that the total expenses of this offering payable by us, exclusive of the underwriting discount, will be approximately $650,000. In addition to the underwriting discount, we have agreed to reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with its engagement as underwriters, regardless of whether this offering is consummated, including, without limitation, certain disbursements, fees and expenses of underwriters' counsel and marketing, syndication and travel expenses, up to a maximum aggregate amount of $250,000.

Indemnification and Contribution

        We have agreed to indemnify the underwriters, and their affiliates and controlling persons, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Lock-Up Agreements

        We, our directors and certain of our officers have agreed that for a period of 60 days from the date of this prospectus supplement (subject to possible extension), neither we nor any of our executive officers or directors will, without the prior written consent of Keefe, Bruyette & Woods, Inc. sell, offer to sell or otherwise dispose of or hedge any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. These lock-up agreements contain exceptions, including for certain gifts, estate planning transactions, lending transactions, and exercises of currently outstanding stock options. Keefe, Bruyette & Woods, Inc., in its sole discretion, may release the securities subject to these lock-up agreements at any time without notice.

Passive Market Making

        In connection with this offering, the underwriters and selected dealers, if any, who are qualified market makers on the NASDAQ Global Select Market, may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Securities Act. Rule 103 permits passive market making activity by the participants in our common stock offering. Passive market making may occur before the pricing of our offering, or before the commencement of offers or sales of our common stock. Each passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriters

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation and brokerage activities. From time to time, the underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees and expense reimbursement. In the ordinary course of their various business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriters and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Electronic Distribution

        A prospectus and prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus and prospectus supplement in electronic format, the information on the underwriters' website and any other information contained on any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Settlement

        We expect delivery of the common stock offered hereby will be made against payment therefor on or about September 19, 2017, which is the 2nd business day after the date of this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the common stock offered hereby on the date of this prospectus or the next succeeding business day will be required, by virtue of the fact that such common stock initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Listing

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "INBK."

LEGAL MATTERS

        The validity of the securities and certain other matters will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana. Lewis Rice LLC, St. Louis, Missouri, will pass upon certain legal matters for the underwriters.

EXPERTS

        The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2016 included therein, have been audited by BKD LLP, independent registered public accounting firm, as stated in their reports thereon dated March 14, 2017, are incorporated herein by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

        We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before you invest.

        We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to purchasers or through underwriters, dealers and agents. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "INBK" and our 6.0% Fixed-to-Floating Rate Subordinated Notes due 2026 are listed on the same market under the symbol "INBKL."

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 5 of this prospectus and in the applicable prospectus supplement or free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is August 16, 2017.

        The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or "SEC," utilizing a "shelf" registration process. Under this process, we may sell common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units in one or more offerings up to an aggregate initial offering price of $150,000,000. We may sell these securities either separately or in units.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading "Incorporation of Certain Information by Reference," before buying any of the securities being offered.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

        The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified by the actual text of the documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled "Where You Can Find More Information."

        This prospectus may contain and incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data that may be presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        When we refer to "First Internet Bancorp," the "Company," "we," "us" and "our" in this prospectus, we mean First Internet Bancorp, an Indiana corporation, and its consolidated subsidiaries, unless the context indicates otherwise. References to "First Internet Bank" or the "Bank" refer to First Internet Bank of Indiana, an Indiana chartered bank and wholly owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act of 1933, as amended, which we refer to as the "Securities Act," and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We also make available, free of charge, on or through our website (http://firstinternetbancorp.com) our annual, quarterly and current reports, proxy statements and other information we file or furnish pursuant the Exchange Act. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading "Incorporation of Certain Information by Reference." In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Chief Financial Officer
First Internet Bancorp
11201 USA Parkway
Fishers, Indiana 46037
(317) 532-7900

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35750):

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  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 14, 2017;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on May 3, 2017 and August 3, 2017, respectively;

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  Our Current Reports on Form 8-K filed on January 23, 2017 and May 17, 2017;

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  Portions of our proxy statement for the annual meeting of shareholders held on May 15, 2017 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016; and

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  The description of our capital stock contained in our registration statement on Form 10 filed on November 30, 2012, including any subsequently filed amendment or report updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. To obtain copies of these filings, see "Where You Can Find More Information."

FIRST INTERNET BANCORP

        First Internet Bancorp is a bank holding company that conducts its business activities through its wholly-owned subsidiary, First Internet Bank. The Bank was the first state-chartered, Federal Deposit Insurance Corporation ("FDIC") insured Internet bank. Our business model differs from that of a typical community bank. We do not have a conventional brick and mortar branch system, but instead operate through our scalable Internet banking platform.

        We offer a wide range of commercial, small business, consumer and municipal banking products and services. We conduct our consumer and small business deposit operations primarily through online channels on a nationwide basis and have no traditional branch offices. Our residential mortgage products are offered nationwide primarily through an online direct-to-consumer platform and are supplemented with Central Indiana-based mortgage and construction lending. Our consumer lending products are primarily originated on a nationwide basis over the Internet as well as through relationships with dealerships and financing partners.

        Our commercial banking products and services are delivered through a relationship banking model and include commercial real estate ("CRE") banking, commercial and industrial ("C&I") banking and public finance. Through our CRE team, we offer single tenant lease financing on a nationwide basis in addition to traditional investor commercial real estate and construction loans primarily within Central Indiana and adjacent markets. To meet the needs of commercial borrowers and depositors located primarily in Central Indiana, Phoenix, Arizona and adjacent markets, our C&I banking team provides credit solutions such as lines of credit, term loans, owner-occupied commercial real estate loans and corporate credit cards as well as treasury management services. Our public finance team, established in early 2017, provides a range of public and municipal lending and leasing products to government entities on a nationwide basis.

        The Bank commenced banking operations in 1999 and grew organically in the consumer market in its early years by adding new customers, products and capabilities through its Internet-based platform. The Company was incorporated under the laws of the State of Indiana in 2005. In 2006, we acquired all of the outstanding shares of the Bank. In 2007, we acquired Indianapolis-based Landmark Financial

Corporation. The acquisition merged Landmark Savings Bank, FSB, into the Bank. The Landmark acquisition added a turnkey retail mortgage lending operation that we then expanded on a nationwide basis through our Internet platform.

        The Bank has two wholly-owned subsidiaries, First Internet Public Finance Corp., which provides a range of public and municipal lending and leasing products to governmental entities throughout the United States and acquires securities issued by state and local governments and other municipalities, and JKH Realty Services, LLC, which manages other real estate owned properties as needed.

        As of June 30, 2017, there were 6,513,577 shares of our common stock, no par value, issued and outstanding, and we had total assets of $2.4 billion, total liabilities of $2.2 billion, and shareholders' equity of $164 million.

        Our principal executive offices are located at 11201 USA Parkway, Fishers, Indiana 46037, and our telephone number is (317) 532-7900. Our website is www.firstinternetbancorp.com. The information on our website is not part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

        If you want to find more information about us, please see the section entitled "Where You Can Find More Information" in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect the Company and to take advantage of the "safe harbor" protection for forward-looking statements afforded by applicable federal securities laws.

        All statements other than statements of historical fact included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus authorized for use in connection with a particular offering, including any regarding our financial condition, results of operations, plans, objectives, future operations or performance, business strategy, and industry trends, are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "contemplate," "continue," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future income, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

        Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, include the following: the use of proceeds from any sale of securities by us; general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; failures of or interruptions in the communication and information systems on which we rely to conduct our business that could reduce our revenues, increase our costs or lead to disruptions in our business; our plans to grow our CRE and C&I loan portfolios which may carry greater risks of non-payment or other unfavorable consequences; our dependence on capital distributions from the Bank; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for credit losses or to write-down assets; changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or the Bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products; changes in market rates and prices that may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet; our liquidity requirements could be adversely affected by changes in our assets and liabilities; the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals; execution of future acquisition, reorganization or disposition transactions including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; the growth and profitability of noninterest or fee income being less than expected; the loss of any key members of senior management; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and the effect of fiscal and governmental policies of the U.S. federal government.

        We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results, performance or achievements may differ materially from those expressed in or implied by these statements, and we caution you not to place undue reliance on our forward-looking information and statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading "Risk Factors" in this prospectus, the applicable prospectus supplement and any free writing prospectus that we authorize for use in connection with a specific offering, in our most recent Annual Report on Form 10-K and in other reports, filings or documents filed with the SEC and incorporated by reference into this prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements other than as may be required by applicable law or regulation.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the applicable prospectus supplement, the documents incorporated by reference and any free writing prospectus that we authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. See the section titled "Where You Can Find More Information" in this prospectus.

 USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. For purposes of computing these ratios, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one-third of rental expense and interest on deposits. The term "preferred stock dividends" is the amount of pre-tax earnings that is required to pay dividends on First Internet Bancorp's issued and outstanding preferred stock. As of the date of this prospectus, we had no preferred stock outstanding.

Year Ended December 31,
Six Months Ended June 30, 2017
		2016	2015	2014	2013	2012
Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	4.06x	5.95x	7.45x	5.43x	5.42x	6.32x
Including interest on deposits	1.71x	1.92x	2.26x	1.71x	1.75x	1.90x
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	4.06x	5.95x	7.45x	5.43x	5.42x	6.32x
Including interest on deposits	1.71x	1.92x	2.26x	1.71x	1.75x	1.90x

DESCRIPTION OF CAPITAL STOCK

        Our voting common stock, no par value per share, is traded on The NASDAQ Global Select Market under the symbol "INBK." We are authorized to issue up to 45,000,000 shares of common stock and, as of July 28, 2017, we had 6,513,577 shares of common stock issued and outstanding. Our Board of Directors also has the authority to issue up to 5,000,000 shares of preferred stock, no par value per share (described below), none of which shares were issued or outstanding on July 28, 2017.

        A description of material terms and provisions of our articles of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

        Voting Rights.    Except as described below under "Important Provisions of Indiana Law—Control Share Acquisitions," each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders. There are no cumulative voting rights.

        Dividend Rights.    Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose.

        Rights Upon Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of any liquidation preferences granted to the holders of any shares of preferred stock that may be outstanding.

        Other Provisions.    Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently issued and outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

        Because we are a bank holding company, any purchaser of certain specified amounts of our common stock may be required to file a notice with or obtain the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended. Specifically, under regulations adopted by the Federal Reserve, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve before acquiring 5% or more of our common stock and (2) any person may be required to file a notice with and not be disapproved by the Federal Reserve to acquire 10% or more of our common stock and will be required to file a notice with and not be disapproved by the Federal Reserve to acquire 25% or more of our common stock.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

        General.    We are authorized to issue up to 5,000,000 shares of preferred stock (86,221 shares of which are designated as "Non-Voting Common Stock") in one or more series with respect to which our Board of Directors may, without shareholder approval, determine the designations, preferences, limitations and relative rights for each series of preferred stock. Accordingly, our Board of Directors, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights which could adversely affect the voting power and other rights of the holders of common stock or other outstanding series of preferred stock.

        Terms.    Certain specific terms of the preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the articles of amendment to our articles of incorporation establishing such terms that we file with the Secretary of State of the State of Indiana and the SEC. Those terms may include, among others:

  •
  the designation of the series, which may be by distinguishing number, letter or title;

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  the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the articles of amendment) increase or decrease (but not below the number of shares thereof then outstanding);

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  the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

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  dates at which dividends, if any, shall be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

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  whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other securities, of ours, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

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  any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments, if applicable;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of shares of the series.

        Furthermore, our Board of Directors could direct us to issue, in one or more transactions, shares of preferred stock, additional shares of common stock or rights to purchase such shares (subject to the limits imposed by applicable laws and the rules of The Nasdaq Stock Market) in amounts which could make more difficult and, therefore, less likely, a takeover, proxy contest, change in our management or any other extraordinary corporate transaction, which might be opposed by the incumbent Board of Directors. Any issuance of preferred stock or of common stock could have the effect of diluting the earnings per share, book value per share and voting power of common stock held by our shareholders.

        Under regulations adopted by the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 10% or more of such series that is a company may then be subject to regulation as a bank holding company. In addition, at such time as such series is deemed a class of voting securities, (1) any holder that is a bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain more than 5% of that series and (2) any person may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of that series and will be required to obtain the approval of the Federal Reserve to acquire or retain 25% or more of that series.

Depositary Shares

        We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Number of Directors; Removal; Vacancies

        Our articles of incorporation provide that we may have between 3 and 25 directors and our bylaws further provide that our Board of Directors may establish an actual number of directors between 3 and 11 from time to time by resolution. Our articles of incorporation provide that any director may be removed for a specific cause found and determined by the vote of a majority of the entire Board of Directors. In addition, any or all directors may be removed with or without cause at a meeting of shareholders called for such purpose by the affirmative vote of the holders of a majority of the outstanding shares entitled to be cast generally in the election of directors. If any vacancy occurs on the Board of Directors, including a vacancy which occurs by reason of an increase in the number of directors, such vacancy shall be filled by a majority vote of the directors then in office.

Special Meetings of Shareholders; Limitations on Shareholder Action by Written Consent

        Our bylaws provide that special meetings of our shareholders may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. A special meeting of our shareholders may not be called by any other person or persons, including holders of our common stock. The only matters that may be considered at any special meeting of the shareholders are the matters specified in the notice of the meeting.

        Because our common stock is registered under the Exchange Act, the Indiana Business Corporation Law, as amended, or IBCL, provides that any actions required or permitted to be taken by our shareholders may not be effected by written consent unless the written consent describing the action taken is signed by all shareholders entitled to vote on the action.

Amendments; Vote Requirements

        Except where authority is granted to the Board of Directors under the IBCL, our articles of incorporation may be amended if the amendment is recommended by the Board of Directors and approved by a majority of the votes entitled to be cast if the amendment would create dissenters' rights or otherwise if the votes cast favoring the proposal exceed the votes cast opposing the proposal at a meeting at which a quorum is present. Our bylaws may only be amended by the affirmative vote of a majority of the entire Board of Directors, except as otherwise required by our articles of incorporation or the IBCL.

Advance Notice Requirements for Shareholder Proposals and Nomination of Directors

        Our bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the Board of Directors. In general, notice of intent to raise business or nominate a director at annual meetings must be received by us not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to our shareholders for the preceding year's annual meeting and must contain certain specified information concerning the matters to be brought before the meeting or the person to be nominated and concerning the shareholder submitting the proposal.

Important Provisions of Indiana Law

        Control Share Acquisitions.    Under Chapter 42 of the IBCL, an acquiring person or group who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

        Under the IBCL, "control shares" are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

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  one-fifth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more.

        A "control share acquisition" means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

        An "issuing public corporation" means a corporation which has (1) 100 or more shareholders; (2) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000; and (3) (a) more than 10% of its shareholders resident in Indiana, (b) more than 10% of its shares owned of record or owned beneficially by Indiana residents or (c) 1,000 shareholders resident in Indiana.

        The overall effect of these provisions may be to render more difficult or to discourage a merger, a tender offer, a proxy contest or the assumption of control by a holder of a large block of our common stock or other person, or the removal of incumbent management, even if those actions may be beneficial to our shareholders generally.

        The provisions described above do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or bylaws, including a bylaw adopted by the corporation's board of directors, provide that the provisions do not apply to the corporation. Our articles of incorporation and bylaws do not currently exclude us from Chapter 42.

        Certain Business Combinations.    Chapter 43 of the IBCL restricts the ability of a "resident domestic corporation" to engage in any combinations with an "interested shareholder" for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified "fair price" criteria.

        For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the resident domestic corporation.

        The definition of "beneficial owner" for purposes of Chapter 43 means a person who, directly or indirectly, owns the shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares or holds any "derivative instrument" that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

        The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from Chapter 43.

        Mandatory Classified Board of Directors.    Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation's voting shares are first registered under Section 12 of the Exchange Act. Our Board of Directors adopted a bylaw provision electing not to be subject to the mandatory classified board requirement within 30 days after our voting common stock was registered under Section 12 of the Exchange Act.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        The senior debt securities will be issued under an indenture, referred to herein as the "senior indenture," between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement.

        We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

        The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

        The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See "—Subordination" below.

        The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

        Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities of that series;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the maturity date or dates of the debt securities or the method by which those dates can be determined;

  •
  if the debt securities will bear interest:

  •
  the interest rate on the debt securities or the method by which the interest rate may be determined;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities; and

  •
  the first interest payment date;

  •
  the place or places where:

  •
  we can make payments on the debt securities;

  •
  the debt securities can be surrendered for registration of transfer or exchange; and

  •
  notices and demands can be given to us relating to the debt securities and under the applicable indenture;

  •
  any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

  •
  any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

  •
  whether the debt securities will be convertible into shares of capital stock and, if so, the terms and conditions of any such conversion;

  •
  if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

  •
  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

  •
  whether the provisions described below under the heading "—Defeasance" will not apply to the debt securities;

  •
  any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

  •
  any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

  •
  whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under "—Book-Entry, Delivery and Form" will not apply to such global securities—a "global security" is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

  •
  whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

  •
  the identity of the trustee, security registrar and paying agent for the debt securities;

  •
  any material tax implications of the debt securities;

  •
  any special provisions relating to the payment of any additional amounts on the debt securities; and

  •
  any other terms of the debt securities.

        When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

        Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under "—Book-Entry, Delivery and Form" below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

        We will not be required to:

  •
  register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

  •
  register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

        Payments.    Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the "paying agent."

        Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

        Recipients of Payments.    The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An "interest payment date" for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

        Book-Entry Debt Securities.    The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as "DTC," or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The "depositary" means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary's participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

        Certificated Debt Securities.    Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

  •
  by check mailed to the address of the person entitled to payment as shown on the security register; or

  •
  by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

        Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Redemption and Repayment of Debt Securities

        Optional Redemption by Us.    If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.

        A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary's customary procedures. We have been advised that it is DTC's practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

        Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

        Repayment at Option of Holder.    If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.

        For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

  •
  the debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed; or

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  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

        Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

        If a debt security is represented by a global security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

        We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each and integral multiples of $1,000 in excess thereof.

Consolidation, Merger or Sale

        Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

  •
  immediately after giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

        Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest;

  •
  a reduction in payments due on the debt securities;

  •
  a change in the place of payment or currency in which any payment on the debt securities is payable;

  •
  a limitation of a holder's right to sue us for the enforcement of payments due on the debt securities;

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

  •
  a reduction in the requirements contained in the applicable indenture for quorum or voting;

  •
  a limitation of a holder's right, if any, to repayment of debt securities at the holder's option; and

  •
  a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

        Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

        In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an "event of default," when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)

        Each of the indentures requires us to file an officers' certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. (Section 1005) The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

        However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

  •
  we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

  •
  we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

  •
  if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

        When we use the term "Eligible Instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

  •
  direct obligations of the United States backed by the full faith and credit of the United States; or

  •
  any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

        In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading "—Defeasance and Discharge," we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)

        If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

Subordination

        The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our "Senior Debt" includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:

  •
  any liability for federal, state, local or other taxes owed or owing by us;

  •
  our indebtedness to any of our subsidiaries;

  •
  our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

  •
  any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities. (Section 101 of the subordinated indenture)

        If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

  •
  the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

  •
  payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1601 of the subordinated indenture)

        If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

  •
  the holders of subordinated debt securities,

  •
  together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

        If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

  •
  the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

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  payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1601 of the subordinated indenture)

        Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

        We may modify or amend the subordinated indenture as provided under "—Modification and Waiver" above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

        Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

        We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or "Clearstream," and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear," and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the "U.S. Depositaries"), which U.S. Depositaries will, in turn, hold interests on behalf of their participants' customers' securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

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  at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

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  we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

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  an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

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  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

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  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

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  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        We understand that DTC's current practice is to credit direct participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

        We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

        We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

        We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

        Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

        If any offered debt securities are convertible into shares of any of our capital stock at the option of the holders or exchangeable for shares of any of our capital stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Notices

        Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

        The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular series of warrants. We urge purchasers to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

General

        We may issue warrants to purchase common stock, preferred stock, depositary shares or one or more debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or one or more debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants.

        We will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if a holder may not continuously exercise the warrants throughout that period, the specific date or dates on which such holder may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, depositary shares, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, depositary shares, preferred stock or common stock will be separately transferable;

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  the number of depositary shares, shares of preferred stock or shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, on or interest on, the debt securities purchasable upon exercise of the warrants or to enforce covenants in the applicable indenture; or

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  in the case of warrants to purchase depositary shares, common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Debt Securities" will apply to each warrant, as applicable, and to any common stock, preferred stock, depositary shares or debt security included in each warrant, as applicable.

Warrant Agent

        We may enter into a warrant agreement with a warrant agent. We will indicate the name, address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF PURCHASE CONTRACTS

        The following is a general description of the terms of the purchase contracts we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract, as applicable, upon the occurrence of certain events.

DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge purchasers to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, depositary shares, one or more debt securities, warrants or purchase contracts, in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        We may issue units in such amounts and in such numbers of distinct series as we determine.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Purchase Contracts" will apply to each unit, as applicable, and to any common stock, preferred stock, depositary share, debt security, warrant or purchase contract included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.

Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters, dealers or agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may offer securities in a subscription rights offering to our existing security holders and enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters or agents that are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the securities and certain other matters will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana. John Taylor, counsel at Faegre Baker Daniels LLP, beneficially owns 5,900 shares of our common stock.

 EXPERTS

        The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2016 included therein, have been audited by BKD LLP, independent registered public accounting firm, as stated in their reports thereon dated March 14, 2017, are incorporated herein by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

1,650,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT
(to the Prospectus dated August 16, 2017)

Sole Book-Running Manager

Keefe, Bruyette & Woods
                                                 A Stifel Company

Co-Managers

FIG Partners, LLC
Hovde Group, LLC

September 15, 2017